SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 12, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

214-221-4610

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 12, 2012, Zion Oil & Gas, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) at the Dan Caesarea Hotel in Caesarea, Israel. As of April 16, 2012, the record date for the 2012 Annual Meeting, there were 30,460,490 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 22,086,451 shares of common stock was present at the 2012 Annual Meeting. The final voting results of the 2012 Annual Meeting are set forth below.

1.	Proposal to Elect Class I Directors to Serve until the 2015 Annual Meeting of Stockholders.

The Company’s common stockholders elected each of the Company’s three nominees for Class I Directors to serve a term of three years to expire at the 2015 Annual Meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
John Brown	5,407,700	511,104	16,167,647
Forrest A. Garb	5,508,302	410,502	16,167,647
Julian D. Taylor	5,544,731	374,073	16,167,647

2.	Proposal to ratify the appointment of MaloneBailey, LLP. as the Company’s auditors for the year ending December 31, 2012.

The Company’s common stockholders ratified the appointment of MaloneBailey, LLP. , as the Company’s auditors for the year ending December 31, 2012, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,840,064	78,272	168,115	0

3.	Proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers.

The Company’s common stockholders approved, in a nonbinding and advisory vote, the compensation of its named executive officers as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2012 for the 2012 Annual Meeting, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
4,999,846	767,821	151,137	16,167,647

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 18, 2012

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer